Exhibit 99.3

INTERCLOUD SYSTEMS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma Condensed Combined balance sheets as of March 31, 2013, and the unaudited pro forma results of operations for the year ended December 31, 2012 and for the three months ended March 31, 2013, are derived from the historical financial statements of InterCloud Systems, Inc. (the “Company”) and AW Solutions Inc. and its affiliated Company (The acquired entity) and have been prepared to give effect to the acquisitions of the Company and the acquired entity as of January 1, 2012. The unaudited pro forma Condensed Combined statements of operations are presented as if the acquisitions by InterCloud had occurred on January 1, 2012.

The following unaudited pro forma Condensed Combined financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical result that would have been obtained. These unaudited pro forma Condensed Combined financial statements, including the notes hereto, should be read in conjunction with (i) the historical consolidated financial statements for the Company included in its Form 10-K filed on April 1, 2013, (ii) the historical consolidated financial results for the Company included in its Form 10-Q filed on May 15, 2013 and (iii) the historical financial statements of AW Solutions, Inc. included elsewhere in this Form 8-K.

InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Balance Sheets
As of March 31, 2013

	InterCloud Systems, Inc.	AW Solutions	Proforma Adjustments Acquisitions		Proforma Combined
Assets
Current assets
Cash	$1,267,713	$670,826	$(575,000	)(a,k)	$1,363,539
Accounts receivable	8,758,086	1,360,312	-		10,118,398
Work in process		551,167			551,167
Prepaid taxes		60,459			60,459
Deferred loan costs	308,047	-	-		308,047
Notes receivable	200,000	-	-		200,000
Other current assets	1,074,579	-	-		1,074,579

Total current assets	11,608,425	2,642,764	(575,000)		13,676,189

Property, plant & equipment, net	345,800	202,566	-		548,366
Goodwill	20,561,980	-	6,349,799	(d)	26,911,779
Other intangible assets, net	8,946,011	-	3,849,000	(c)	12,795,011
Deferred loan costs, net of current portion	1,446,848	-	-		1,446,848
Other assets	134,395	6,227	-		140,622

Total assets	$43,043,459	$2,851,557	$9,623,799		$55,518,815

Liabilities and stockholders' equty (deficit)
Current liabilities
Accounts payable	$5,657,916	$854,097	$-		$6,512,013
Income taxes payable	59,489	-	-		59,489
Bank debt, current portion	375,021	-	-		375,021
Deferred revenue	88,714	-	-		88,714
Notes payable, related parties, current portion	594,398		-		594,398
Contingent consideration	4,519,307	-	6,019,510	(e,h,i)	10,538,857
Working capital note	-	-	1,126,484	(h)	1,126,484
Term loans, current portion	3,666,491				3,711,600

Total current liabilities	14,961,336	854,097	7,145,994		23,006,536

Other liabilities
Bank debt, net of current portion	132,301	-	-		132,301
Notes payable, related parties, net of current portion	105,694	-	-		105,694
Term loan payable, net of current portion, net of debt discount	11,527,066	45,109	-		11,572,175
Deferred tax liability	2,153,656	-	1,897,352	(f)	4,051,008
Derivative liability	17,964	-	-		17,964

Total long term liabilities	13,936,681	45,109	1,897,352		15,879,142

Series F convertible preferred stock	557,933	-	-		557,933

Total liabilities	29,455,950	899,206	9,043,346		39,398,502

Common stock with $0.10 put option	499,921	-	-		499,921
Redeemable Series B Preferred Stock	2,216,760	-	-		2,216,760
Redeemable Series C Preferred Stock	1,500,000	-	-		1,500,000
Series D Preferred Stock	40,212	-	-		40,212
Series E Preferred Stock	2,875,000	-	-		2,875,000
Redeemable Series F Preferred Stock	3,575,000	-	-		3,575,000
Redeemable Series H Preferred Stock	1,425,000	-	-		1,425,000
Redeemable Series I Preferred Stock	4,187,151	-	-		4,187,151
	16,319,044				16,319,044
Stockholders' equity (deficit)
Common stock	280	500	(419	)(b,g)	361
Additional paid in capital	10,738,387	-	2,607,723	(g)	13,346,110
Retained earnings(accumulated deficit)	(13,506,651)	1,951,851	(2,026,851	)(b,k)	(13,581,651)

Total stockholders' equity (deficit)	(2,767,984)	1,952,351	580,453		(235,180)

Non-controlling interest	36,449	-	-		36,449

Total stockholders' equity (deficit)	(2,731,535)	1,952,351	580,453		(198,731)

Total liabilities, non controlling interest and stockholders' equity (deficit)	$43,043,459	$2,851,557	$9,623,799		$55,518,815

InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Statement of Operations
Year ended December 31, 2012

	InterCloud	Adex	TNS				AW
	Systems	(acquired	(acquired	Proforma		Proforma	Solutions	Proforma	Proforma
	(audited)	9/17/12)	9/17/12)	Adjustments		Combined	(Historical)	Adjustments	Combined
Revenue	$17,235,585	$22,385,256	$1,876,731	$-		$41,497,572	$8,284,771		$49,782,343

Cost of Revenues (exclusive of depreciation shown separately below)	12,059,099	18,314,827	1,108,050	-		31,481,976	4,812,672	-	36,294,648

Gross profit	5,176,486	4,070,429	768,681	-		10,015,596	3,472,099	-	13,487,695

Operating expenses
Depreciation and amortization	348,172	-	1,327	397,662	(aa,cc)	747,161	54,316	279,233 (j)	1,080,710
Salaries and wages	3,802,158	-	588,301	-		4,390,459	537,736	-	4,928,195
General and administrative	3,788,015	4,726,709	120,798	(613,000	)(bb,dd)	8,022,432	1,088,900	75,000 (k)	9,186,422

Total operating expenses	7,938,345	4,726,709	710,426	(215,338)		13,160,052	1,680,952	354,233	15,195,327

Income (loss) from operations	(2,761,859)	(656,280)	58,255	215,338		(3,144,456)	1,791,147	(354,233)	(1,707,632)

Other income (expenses)
Changes in fair value of derivative	198,908	-	-	-		198,908		-	198,908
Interest expense	(1,699,746)	-	-	(1,335,967	)(ee,ff,gg)	(3,035,713)	(14,285)	-	(3,049,998)
Interest income	-	-	-	-		-		-	-
Other income (expenses)	-	(32,812)	-	-		(32,812)		-	(32,812)
Gain on deconsolidation of subsidiary	453,514	-	-	-		453,514		-	453,514
Equity loss attributable to affiliate	(50,539)			-		(50,539)		-	(50,539)

Total other income (expense)	(1,097,863)	(32,812)	-	(1,335,967)		(2,466,642)	(14,285)	-	(2,480,927)

Net Income (loss) before benefit for income taxes	(3,859,722)	(689,092)	58,255	(1,120,629)		(5,611,098)	1,776,862	(354,233)	(4,188,559)

Benefit for income taxes	(2,646,523)	-	-	(431,000	)(ee)	(3,077,523)	187,924	-	(2,889,599)

Net Income (loss)	(1,213,199)	(689,092)	58,255	(689,629)		(2,533,575)	1,588,938	(354,233)	(1,298,960)

Net loss attributable to non-controlling interest	(16,448)	-	-	-		(16,448)	-	-	(16,448)

Net Income (loss) attributable to InterCloud Systems, Inc	(1,229,647)	(689,092)	58,255	(689,629)		(2,550,113)	1,588,938	(354,233)	(1,315,408)

Less dividends on Preferred Stock	(843,215)	-	-	319,465	(v)	(523,750)	-	-	(438,572)

Net income (loss) attributable to common stock holders	$(2,072,862)	$(689,092)	$58,255	$(370,164)		$(3,073,863)	$1,588,938	$(354,233)	$(1,839,158)

EARNINGS (LOSS) PER COMMON SHARE

Basic	$(1.33)								$(0.74)
Diluted									$(0.74)

(x) Weighted average number of common shares outstanding, basic	1,553,555		28,415					814,939 (g)	2,368,494
Weighted average number of common shares outstanding, diluted	1,553,555		28,415					814,939 (g)	2,368,494

InterCloud Systems, Inc.
Unaudited Proforma Combined Condensed Statement of Operations
For the three months ended March 31, 2013

	InterCloud
	Systems	AW Solutions	Proforma	Proforma
	(unaudited)	(Historical)	Adjustments	Combined
Revenue	$12,401,933	$2,664,534	$-	$15,066,467

Cost of Revenues (exclusive of depreciation shown separately below)	8,766,303	1,669,043	-	10,435,346

Gross profit	3,635,630	995,491	-	4,631,121

Operating expenses
Depreciation and amortization	197,610	12,500	69,808 (j)	279,918
Salaries and wages	1,661,769	111,625	-	1,773,394
Change in fair value of contingent consideration	(105,060)	-	-	(105,060)
General and administrative	1,275,826	389,709		1,665,535

Total operating expenses	3,030,145	513,834	69,808	3,613,787

Income (loss) from operations	605,485	481,657	(69,808)	1,017,334

Other income (expenses)
Changes in fair value of derivative	15,629	-	-	15,629
Interest expense	(1,336,579)	(920)	-	(1,337,499)

Total other income (expense)	(1,320,950)	(920)	-	(1,321,870)

Net Income (loss) before benefit for income taxes	(715,465)	480,737	(69,808)	(304,536)

Provision for income taxes	(220,700)	18,192	-	(202,508)

Net Income (loss)	(494,765)	462,545	(69,808)	(102,028)

Net loss attributable to non-controlling interest	34,982	-	-	34,982

Net Income (loss) attributable to InterCloud Systems, Inc	(459,783)	462,545	(69,808)	(67,046)

Less dividends on Preferred Stock	(591,085)	-		(591,085)

Net income (loss) attributable to common stock holders	$(1,050,868)	$462,545	$(69,808)	$(658,131)

EARNINGS (LOSS) PER COMMON SHARE

Basic	$(0.50)			$(0.23)
Diluted				$(0.23)

(x) Weighted average number of common shares outstanding, basic	2,103,957		814,939	2,918,896
Weighted average number of common shares outstanding, diluted	2,103,957		814,939	2,918,896

INTERCLOUD SYSTEMS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

1.
Basis for Pro Forma Presentation

The unaudited pro forma condensed combined financial statements of InterCloud Systems, Inc. (the “Company”) having acquired all the outstanding shares of ADEX Corporation and its subsidiaries and TNS, Inc. in September 2012, and AW Solutions, Inc. and its subsidiaries, have been prepared on the basis of assumptions relating to the Stock Purchase Agreement (the “AW Solutions Agreement”) among the Company and the AW Solutions stockholders.

On April 15, 2013, InterCloud Systems, Inc., a Delaware corporation (the “Company”), acquired 100% of the outstanding shares of AW Solutions, Inc., a Florida corporation (“AWS”) and AW Solutions Puerto Rico, Inc., a Puerto Rico corporation (“AWPR,” and collectively with AWS, “AW Solutions”).. AW Solutions is a professional, multi-service line, telecommunications infrastructure company that provides outsourced services to the wireless and wireline industry based in Longwood Florida. The purchase consideration was $10,253,798, which was paid with $500,000 in cash, of which $25,000 was placed in escrow, a forty five day note payable in the amount of $2,107,804, a working capital note in the amount of $1,126,484, 814,939 shares of common stock of the Company, such shares were valued at $2,608,804 and an earn-out based on the operating results of AW Solutions, which was recorded at $3,911,706. The additional consideration is to be paid in and is based on the following. Following the first anniversary of the closing date, the Company will calculate the EBITDA of AW Solutions for the twelve-month period beginning on the closing date and ending on the first anniversary of the closing date (the “First Anniversary EBITDA”), which will be subject to review by former stockholders of AW Solutions in accordance with the Purchase Agreement. If required, the Company will make an earn-out payment to the Sellers based on the First Anniversary EBITDA as follows (the “First EBITDA Adjustment”):

(i) if the First Anniversary EBITDA is less than $2,000,000, the First EBITDA Adjustment will be zero;

(ii) if the First Anniversary EBITDA is equal to or greater than $2,000,000 and less than or equal to $3,000,000, then the First EBITDA Adjustment will be equal to the First Anniversary EBITDA and will be paid by the Company to the former AW Solutions stockholders in cash;

(iii) if the First Anniversary EBITDA is greater than $3,000,000 and less than or equal to $4,000,000, then the First EBITDA Adjustment will be equal to 1.5x the First Anniversary EBITDA and will be paid by the Company to the former AW Solutions stockholders in cash;

(iv) if the First Anniversary EBITDA is greater than $4,000,000 and less than or equal to $5,000,000, then the First EBITDA Adjustment will be equal to 2.0x the First Anniversary EBITDA, of which 50% will be paid by the Company to the Sellers in cash and 50% will be paid by the issuance to the former stockholders of AW Solutions of unregistered shares of Common Stock at a price per share equal to the closing price of the Common Stock on the first anniversary of the closing date; or

(v) if the First Anniversary EBITDA is greater than $5,000,000, then the First EBITDA Adjustment will be equal to 2.25x the First Anniversary EBITDA, of which 50% will be paid by the Company to the former AW Solutions stockholders in cash and 50% will be paid by the issuance to the former AW Solutions stockholders of unregistered shares of Common Stock at a price per share equal to the closing price of the Common Stock on the first anniversary of the closing date.

Following the second anniversary of the closing date, the Company will calculate the EBITDA of AW Solutions for the twelve-month period beginning on the first anniversary of the closing date and ending on the second anniversary of the closing date (the “Second Anniversary EBITDA”), which will be subject to review by the former stockholders of AW Solutions in accordance with the Purchase Agreement. The Company will make an earn-out payment to the former AW Solutions stockholders based on the Second Anniversary EBITDA as follows (the “Second EBITDA Adjustment”):

(i) if the Second Anniversary EBITDA is less than or equal to the First Anniversary EBITDA, then the Second EBITDA Adjustment will be zero;

(ii) if the Second Anniversary EBITDA exceeds the First Anniversary EBITDA (the “EBITDA Growth Amount”) by an amount less than $1,000,000, the Second EBITDA Adjustment will be equal to 2.0x the EBITDA Growth Amount and will be paid by Company to the former AW Solutions stockholders in cash;

(iii) if the EBITDA Growth Amount is equal to or greater than $1,000,000 and less than $3,000,000, then the Second EBITDA Adjustment will be equal to 2.25x the EBITDA Growth Amount, of which 88.88% will be paid by Company to the former AW Solutions stockholders in cash and 11.12% will be paid by the issuance to the former AW Solutions stockholders of unregistered shares of Common Stock at a price per share equal to the closing price of the Common Stock on the second anniversary of the closing date; or

(iv) if the EBITDA Growth Amount is equal to or greater than $3,000,000, then the Second EBITDA Adjustment will be equal to 2.5x the EBITDA Growth Amount, of which 80% will be paid by Company to the former AW Solutions stockholders in cash and 20% will be paid by the issuance to the former AW Solutions stockholders of unregistered shares of Common Stock at a price per share equal to the closing price of the Common Stock on the second anniversary of the closing date.

The pro forma data is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of January 1, 2012. Pro forma adjustments reflect those adjustments which are factually determined and also include the impact of contingencies which will not be finally determined until the resolution of the contingency. For the 2012 acquisitions, the purchase consideration and preliminary purchase price allocation was determined by an independent party. The Company is having an independent party prepare the purchase price allocation and determine the purchase consideration. The Company expects this report to be completed during July 2013.

Since January 1, 2012, we have completed the following acquisitions:

●
ADEX Corporation. In September 2012, we acquired ADEX, an Atlanta-based provider of engineering and installation services and staffing solutions and other services to the telecommunications industry. ADEX’s managed solutions diversified our ability to service our customers domestically and internationally throughout the project lifecycle.

The amounts assigned to ADEX identifiable tangible assets are based on their respective estimated fair values determined as of the acquisition date of September 17, 2012. The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and totaled $10,474,000. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment annually as required by ASC 350.

We assigned the $6,316,000 of value ascribed to identifiable intangible assets to customer relationships of $3,309,000, which are being amortized over their useful lives of ten years, non-compete agreements of $116,000, which are being amortized over two years, and tradenames of $2,891,000, which are considered to have indefinite lives.

(aa)
Adjustment to record amortization expense for the identifiable intangible assets of $3,425,000 for the period of January 1, 2012 through September 17, 2012, the acquisition date, as if the acquisition had occurred on January 1, 2012. The weighted average useful life of the acquired identifiable intangible assets is approximately 8.8 years. The identifiable intangible assets are amortized to depreciation and amortization using the straight line method.

(bb)	Adjustment to reverse ADEX acquisition-related costs of $573,000.

●
T N S, Inc. In September 2012, we also acquired T N S, a Chicago-based structured cabling company and DAS installer that supports voice, data, video, security and multimedia systems within commercial office buildings, multi-building campus environments, high-rise buildings, data centers and other structures. T N S extends our geographic reach to the Midwest area and our client reach to end-users such as multinational corporations, universities, school districts and other large organizations that have significant ongoing cabling needs.

The amounts assigned to T N S identifiable tangible assets are based on their respective estimated fair values determined as of acquisition date of September 17, 2012. The excess of the purchase price over the tangible and identifiable intangible assets was recorded as goodwill and totaled $4,003,000. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment annually as required by ASC 350.

We assigned the $2,219,000 of value ascribed to identifiable intangible assets to customer relationships of $1,790,000, which are being amortized over their useful lives of ten years, non-compete agreements of $80,000, which are being amortized over two years, and tradenames of $349,000, which are considered to have indefinite lives.

(cc)
Adjustment to record amortization expense for the identifiable intangible assets of $1,870,000 for the period of January 1, 2012 through September 17, 2012, the acquisition date, as if the acquisition had occurred on January 1, 2012.  The weighted average useful life of the acquired identifiable intangible assets is approximately 8.5 years.  The identifiable intangible assets are amortized to depreciation and amortization using the straight line method.

(dd) Adjustment to reverse T N S acquisition-related costs of $40,000.
Debt Financing

On September 17, 2012, we entered into the MidMarket Loan Agreement, pursuant to which we received a new term loan of $13,000,000 with an interest rate of 12% per annum.
(ee)
Adjustment to record interest expense of $1,105,000 on the new term loan of $13,000,000 at an interest rate of 12% per annum for the period of January 1, 2012 to September 17, 2012, the date of the loan, as well as the associated tax benefit of approximately $431,000 based on a statutory tax rate of approximately 39%.

(ff) Adjustment to record interest expense of $204,000 on the amortization of deferred loan costs for the period of January 1, 2012 through September 17, 2012, the date of the loan.
(gg)
Adjustment to record interest expense of $26,967 on the amortization of debt discount on the notes issued under the MidMarket Loan Agreement for the period of January 1, 2012 through September 17, 2012, the date of the loan. We have included the warrants as a debt discount and are amortizing the discount over the life of the loan.

AW Solutions

AW Solutions is a professional, multi-service line, telecommunications infrastructure company based in Longwood, Florida. AW Solutions offers true one-stop turnkey solutions for our clients with single point accountability, all of our services are offered ‘al la carte. This enables you to seamlessly integrate what services you need into each project.

A summary of the preliminary purchase price allocation is as follows:

AWS
Cash	500,000
Common stock	2,607,804
Note payable	2,107,804
Working capital note	1,126,484
Contingent consideration	3,911,706

Total purchase consideration	10,253,798

Allocation of Purchase Consideration:

Current assets	$2,642,764
Goodwill	6,349,799
Intangible assets
Customer list/relationships	2,509,000
Tradenames	1,255,000
Non-competes	85,000
Property and equipment	202,566
Other assets	6,227
Current liabilities	(899,206)
Long term deferred tax liability	(1,897,352)

Total allocation of consideration	$10,253,798

The amounts assigned to AW Solutions identifiable tangible assets are based on their respective estimated fair value determined as of the acquisition date of April 15, 2013. The excess of the purchase consideration over the tangible and identifiable intangible assets was recorded as goodwill in the amount of approximately $6,350,000. In accordance with current accounting standards, the goodwill is not being amortized and will be tested for impairment as required by ASC 350.

Current assets acquired from AW Solutions relate to accounts receivable and other current assets. The Company assigned the $3,849,000 of value ascribed to identifiable intangible assets to customer relationships of approximately $2,509,000, being amortized over its useful life of ten years, non-compete agreements of $85,000, being amortized over three years and tradename of approximately $1,255,000, which is not being amortized.

(a)	To record $500,000 cash paid at closing for the acquisition;
(b)	Represents the elimination of the equity of the acquired entity;
(c)	To reflect the estimated fair value of identifiable intangible assets, customer list of $2,509,000, non-compete agreements of $85,000 and tradename of $1,255,000;
(d)	To reflect goodwill of $6,349,799;
(e)	To record the amount of contingent consideration to be paid to the sellers. The contingent consideration is based on forward earnings of AW Solutions for twenty four months following closing;
(f)
To record a deferred tax liability of $1,897,352 for acquired intangible assets of $3,849,000 at an assumed tax rate of  39% and a Section 481 adjustment for the change from the cash method of accounting for taxes to the accrual method of accounting for taxes;

(g)
To record the fair value of common stock issued as consideration at the closing, $2,607,804.  The shares were issued at a price of $3.20 per share, resulting in 814,939 shares issued as consideration.  The common stock value was $81 and the additional paid in capital issued was $2,607,723;

(h)	To record a working capital note to be paid as part of the consideration in the amount of $1,126,484;
(i)	To record the issuance of a note payable as part of the consideration in the amount of $2,107,804;
(j)
Adjustment to record amortization expense for the identifiable intangible assets of approximately $2,594,000 for the period of January 1, 2012 through December 31, 2102, as if the acquisition had occurred on January 1, 2012 and for the period of January 1, 2013 through March 31, 2013, as if the acquisition had occurred on January 1, 2012.  The weighted average useful life on the identifiable intangible assets acquired is approximately 9.29 years.  The identifiable assets are amortized to depreciation and amortization expense using the straight line method;

(k)	To record the incremental costs of the AW Solutions acquisition of $75,000

The historical profit and loss accounts of each of these entities have been prepared in accordance with generally accepted accounting principles in the United States (US GAAP). The pro forma acquisition adjustments described in the unaudited pro forma combined condensed financial information were based on available information and certain assumptions made by us and may be revised as additional information becomes available as the purchase accounting for the acquisition is finalized. The pro forma adjustments are based on preliminary estimates of the fair values of assets acquired and information available as of the date of this prospectus. Certain valuations are currently in process. Actual results may differ from the amounts reflected in the unaudited pro forma combined financial statements, and the differences may be material.

The unaudited pro forma combined condensed financial information included in this Form 8-K is not intended to represent what our results of operations would have been if the acquisitions had occurred on January 1, 2012 or to project our results of operations for any future period. Since we and each of these entities were not under common control or management for any period presented, the unaudited pro forma combined condensed financial results may not be comparable to, or indicative of, future performance.